                                                                    EXHIBIT 10.8

                            Stock Purchase Agreement

                                Basic Provisions


     THIS AGREEMENT (the "Agreement") made as of the 11th day of September, 1998 between Internet Ventures, Inc., a California corporation ("Buyer") and Anthony Javoric, the sole shareholder ("Seller"), to purchase Oregon Wilderness Delivery Service, Inc., an Oregon corporation, ("the Company") signing this Agreement,

Buyer and Seller agree as follows:

1.   Exchange: Subject to the terms and conditions contained in this Agreement
     --------
and in reliance upon the representations and warranties of the parties made in the Standard Terms and Conditions attached, at the Closing, Buyer agrees to acquire and Seller agrees to sell all of the outstanding shares of capital stock the Company in exchange for cash and a convertible debenture in the form promissory note (the "Note") as more particularly defined below.

2.   Capitalization of the Company.
     -----------------------------

     a. The total number of the Shares of the Company authorized is ten thousand (10,000) shares of common stock ("Authorized Shares of the Company").

     b. Of the Authorized Shares of the Company, there are outstanding as of the date hereof two thousand two hundred (2,200) Shares of the Company ("Issued Shares of the Company").

     c. Seller owns the number of Issued Shares of Company set forth opposite Seller's name in the signature portion of this Agreement. Seller owns all of the Issued Shares of the Company.

3.   Valuation:
     ---------

     a.   The Valuation Date shall be May 27, 1998.

     b. The net Valuation of the Company shall be four hundred and twenty five ($425,000) dollars.

4.   Consideration:
     -------------

     The total consideration, the sufficiency of which is noted specifically herein, for the purchase of the Company which shall be paid or issued to Seller at Closing shall be:

     a.   A cash payment in the amount of fifty thousand dollars ($50,000); and

     b. A convertible debenture shall be issued in the form of a promissory note (the "Note"), attached hereto as Exhibit A, in the amount of three hundred and seventy-five thousand ($375,000) dollars. The note shall carry a term of two (2) years and shall accrue interest at the rate of eleven percent (11%) per annum. Seller shall have the option, but not the obligation, to convert the Note to Shares of Buyer at any time during the first twenty four (24) month period after issuance of the Note. In addition to the foregoing, Buyer shall issue to Seller warrants to purchase sixty eight thousand one hundred and eighty-two (68,182) Shares of Buyer at the rate of five dollars and fifty cents ($5.50) per share (the "Warrants"). Said Warrants shall expire on the second anniversary of the issuance date of the Note if not exercised by Seller prior to such termination date unless, within the aforementioned time period, the Seller has given notice to exercise. The Warrants will be deemed to have been issued to Seller pursuant to Seller's conversion rights of the debenture provisions of the Note.

     c. Buyer shall provide a 128K DSL internet connection at no charge to Anthony Javoric for a period of two (2) years from the date this Agreement is executed. After the two year period has elapsed Anthony Javoric may continue to receive --this connection at no charge for another two (2) years by reimbursing the Company monthly for the U.S. West charges incurred for this connection. The foregoing is expressly conditional upon the Buyer maintaining the aforementioned type of service. If the Buyer later discontinues the aforementioned service and institutes a different, but comparable service (e.g., PeRKInet(R)), then the Buyer will provide Anthony Javoric with that service for the aforementioned rates and time periods.

     d. Buyer agrees to assume an additional twenty thousand dollars ($20,000) in additional liabilities as more particularly defined in Exhibit C, attached hereto.

5.   Closing:  The Closing Date shall be September 11, 1998.
     -------

6.   Non-Competition and Confidentiali1y:  At the Closing the Seller shall
     -----------------------------------
execute a Non-Competition and Confidentiality Agreement in the form annexed as Exhibit B.

7.   Rights of Buyer:  Buyer shall have all rights to any intellectual property
     ---------------
(including without limitation patents or patentable inventions, copyrights or copyrightable subject matter, trade secrets, technology or know-how, designs protectable under any provision of United States or foreign law, or trademarks or service marks which shall also include but are not limited to those rights to the trade-name "Chatlink" and distribution rights to the ChatLink and NetACCESS software products currently held by Seller) created or developed by the Company or by its past or present employees (whether in whole or in part) during the term of their employment with the Company, which shall be the sole property of the Buyer. Company and its principals agree to cooperate in good faith with the Buyer in securing, protecting, and defending any resulting patent, copyright, trademark, design or trade secret rights whether in the United States or in any foreign country. Buyer shall also realize the benefits and revenues of those certain wholesale accounts and assumption of Seller's rights under the Virtual Internet Service Provider Agreement with ComputerPros, Inc. dated June 1, 1997.

8.   Employment Agreements:  Seller agrees to enter into an Employment Agreement
     ---------------------
with the Company which is attached hereto as Exhibit D.

     The Company agrees to enter into a Consulting Agreement with Internet Ventures, Inc. to provide advice regarding the operations of the Company. In consideration for these services, Internet Ventures, Inc. shall receive compensation for these services in the amount of five percent (5%) of the Company's gross revenues payable on a monthly basis.

9.   Standard Terms:  This Agreement includes the Standard Terms and Conditions
     --------------
annexed hereto, which by this reference is hereby incorporated herein and made a part hereof.

10.  Pledge Agreement:  Buyer and Seller shall enter into, and execute
     ----------------
simultaneously with this Agreement, the Pledge Agreement, attached hereto as Exhibit E, incorporated herein by reference, setting forth certain conditions of Buyer and Seller relating to the capital stock of Seller.

INTENDING TO BE LEGALLY BOUND, the parties have executed this Agreement as of the above date,

                       [signatures on the following page]

Buyer:  INTERNET VENTURES, INC.


By: /s/ Donald J. Janke
    -------------------
    Donald J. Janke

Title: President
       ---------


Seller: Anthony V. Javoric, as sole shareholder of OREGON WILDERNESS DELIVERY SERVICE, INC.


Seller's Name                       Number of Shares
-------------                       ----------------



/s/ Anthony Javoric      9/14/98    2,200
-------------------      -------    -----
Anthony Javoric

                            STOCK PURCHASE AGREEMENT

                         STANDARD TERMS AND CONDITIONS

     On the following terms and conditions, these Standard Terms and Conditions together with the Basic Provisions to which this document is attached, constitute the Stock Purchase Agreement between Buyer and Seller identified in the Basic Provisions.

1.   CERTAIN DEFINED TERMS.
     ---------------------

     a.  Certain Defined Terms.  The following terms have the respective
         ---------------------
     meanings set forth below:

               "Agreement" means the Basic Provisions, these Standard Terms and Conditions, and the Exhibits and Schedules referenced herein and therein.

               "Authorized Shares of the Company" means the number of Shares of the Company set forth in Subparagraph 2.a. of the Basic Provisions which are authorized as of the date of this Agreement under the charter documents of the Company and its by-laws.

               "Buyer" means Internet Ventures, Inc., a California corporation.

               "Closing" means the consummation of the transactions contemplated in this Agreement.

               "Closing Date" means the date when the Closing occurs, determined pursuant to Paragraph 5 of the Basic Provisions.

               "Company" means the Company identified in Paragraph I of the Basic Provisions.

               "Disclosure Exhibit" means the schedule dated as of the date of this Agreement delivered to Buyer and executed by Seller. The Disclosure Exhibit shall be a part of this Agreement and referenced hereinafter as Exhibit C.

               "Issued Shares of the Company" means the total number of Shares of the Company set forth in Subparagraph 2.b. of the Basic Provisions which are issued and outstanding as of the date of this Agreement

               "Seller" means the person executing the Agreement and identified as such.

               "Shares of the Company" means the outstanding shares of capital stock of the Company being sold and delivered to Buyer pursuant to the Agreement.

               "Shares of Buyer" means the shares of Common Stock of Buyer which may be exchanged and delivered to Seller pursuant to the Agreement and as specified under the terms of the Note.

               "Valuation" means the method of calculating the value of the Shares of the Company pursuant to Paragraph 4.b. of the Basic Provisions.

               "Valuation Date" means the date for the Valuation, as set forth in Paragraph 3.a. of the Basic Provisions.

               "Value" means the agreed upon value of each Share of Buyer for purposes of the potential future exchange contemplated by the Agreement.

     b.   Accounting Terms.  Accounting terms used in the Agreement shall have
          ----------------
          the meanings ascribed to such terms under Generally Accepted Accounting Practices, consistently applied by Company.

2.   PURCHASE AND SALE OF SHARES
     ---------------------------

     a.   Sale of Shares of the Company.  Subject to the terms and conditions
          -----------------------------
          set forth in the Agreement and in reliance upon the representations and warranties of Seller and Buyer herein, at the Closing Seller shall sell and deliver to Buyer and Buyer shall purchase and accept from Seller, all of the Shares of the Company owned by Seller, constituting all of the Issued Shares of the Company.

     b.   Purchase and/or Exchange of Shares of Company.  In consideration for
          ---------------------------------------------
          the sale and delivery of the Issued Shares of the Company, at the Closing Buyer shall issue and deliver to Seller such good and valuable consideration as more particularly defined in the Basic Provisions attached hereto.

     c.   Transfer Taxes.  Seller shall be solely responsible for the payment of
          --------------
          any and all taxes, fees, and similar charges incident to the sale and transfer of the Shares of the Company.

3.   CLOSING
     -------

     a.   Time and Place.  The Closing shall take place at the offices of Oregon
          --------------
          Wilderness Delivery Service, Inc. at 10:00 a.m. local time, as soon as possible after the execution of this Agreement but not later than the Closing Date set forth in the Basic Provisions, or such other time or place agreed upon by the parties in writing.

     b.   Transactions at the Closing.  At the Closing, the following shall
          ---------------------------
          occur:

          (1) Seller shall deliver to Buyer certificates representing the Issued Shares of the Company, which shall be duly endorsed for transfer by Seller

          (2) Buyer shall deliver to Seller the Note, duly executed by Buyer and to be countersigned by Seller at Closing.

          (3) Buyer, Company and the Seller shall enter into Non-Competition and Confidentiality Agreements, dated as of the Closing Date, a form of which is attached hereto as Exhibit B.

          (4) Buyer and Seller, as applicable, shall deliver to the other party hereto any and all other assignments, documents, instruments and conveyances requested by such other party to effect the consummation of the transactions contemplated by this Agreement and to evidence Buyer's interest in and title to the Issued Shares of the company.

4.   GENERAL REPRESENTATIONS AND WARRANTIES OF BUYER
     -----------------------------------------------

     Buyer represents and warrants to Seller, that:

     a.   Authority to Execute and Perform Agreements.  Buyer has the full
          -------------------------------------------
          right, power and authority to enter into, execute and deliver this Agreement

     b.   Due Authorization, Enforceability.  Buyer has taken or will take all
          ---------------------------------
          actions necessary to be authorized to enter into and perform its obligations under this Agreement This Agreement is the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     c.   No Violation of Order or Law.  Buyer is not a party to, subject to or
          ----------------------------
          bound by any law or order which would prevent the execution or delivery of this Agreement by Buyer or the performance by it of its obligations hereunder.

     d.   Consents.  Neither the execution nor delivery by Buyer of this
          --------
          Agreement nor the consummation by Buyer of the transactions contemplated herein or therein require the consent of any person.

     e.   Compliance with Laws.  Buyer has obtained all necessary permits and
          --------------------
          other authorizations or orders of exemption as may be necessary or appropriate under any and all applicable laws with respect to the transactions contemplated herein.

     f.   No Violation.  Neither the execution or delivery by Buyer of Us
          ------------
          Agreement nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation, Bylaws, or other charter documents of Buyer; (b) violate, or constitute a default under, permit the termination or acceleration of the maturity of, or cause the loss of any rights or options under, any contract to which Buyer is a party; (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any contract; (d) result in the creation or imposition of any lien or encumbrance upon any, properties or assets of Buyer, or (e) violate any law or order to which Buyer or any of its properties is subject.

     g.   No Adverse Litigation.  Buyer is not a party to any pending litigation
          ---------------------
          which seeks to enjoin or restrict Buyer's ability to consummate the transactions contemplated hereunder, nor is any such litigation threatened against Buyer.

     h.   No Broker.  No broker or finder has acted for Buyer in connection with
          ---------
          this Agreement or the transactions contemplated herein.

     i.   Limited Cooperation Between Buyer and Seller.  Buyer agrees that until
          --------------------------------------------
          such time as Buyer retires fifty percent (501/6) of the balance of the Note, Buyer, without first consulting with and obtaining written approval of Seller, shall not, (1) initiate a change in the pricing of the Company's Internet account rates of more than fifteen (15%) percent; and (2) sell any equipment required for the ongoing operation of the Company; and (3) implement a reduction in salary of personnel; and (4) issue, sell or otherwise transfer new Shares of the Company; and (5) incur new debt which may result in Seller's ongoing obligation, guarantee or collateralization of such debt and (6) enter into contracts where the aggregate cost to the Company is more am twenty-thousand dollars ($20,000.00). Mr. Javoric hereby agrees to duly cooperate with Buyer with any of the foregoing, as may be reasonably requested or required by Buyer, and such consent not to be unreasonably withheld.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER CONCERNING THE SHARES OF BUYER.
     ----------------------------------------------------------------------

     Buyer represents and warrants to Seller that:

     a.   Securities Laws.  The Shares of Buyer which may be delivered to
          ---------------
          Seller, pursuant to Seller's election to convert the Note and pursuant to this Agreement, will be issued and delivered to Seller in compliance with all applicable federal and state securities laws and regulations.

     b.   Authorization to Issue Shares of Buyer.  The transactions contemplated
          --------------------------------------
          by the Agreement have been duly authorized by all requisite corporate action of Buyer.

     c.   Title to Shares of Buyer.  Upon the consummation of a debenture
          ------------------------
          conversion, as is potentially contemplated herein, Seller will acquire from Buyer good and marketable title to the Shares of Buyer, free and clear of all hens and encumbrances, except as otherwise noted herein.

6.   GENERAL REPRESENTATIONS AND WARRANTIES OF SELLER
     ------------------------------------------------

     Seller represents and warrants to Buyer that:

     a.   Organization and Good Standing.  The Company is a corporation duly
          ------------------------------
          organized, validly existing and in good standing under the laws of the state of its organization and has all requisite power to own its assets and conduct its business.

     b.   Authority to Execute and Perform Agreements.  Seller has the full
          -------------------------------------------
          right, power and authority to enter into, execute and deliver this Agreement and to transfer, convey and sell at the Closing the Shares of the Company to be sold by Seller hereunder.

     c.   Enforceability.  This Agreement is, and as of the Closing Date, will
          --------------
          be, the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

     d.   No Violation of Order or Law.  Neither the Company nor Seller is a
          ----------------------------
          party to, subject to or bound by any law or order which would prevent the execution or delivery of this Agreement by the Company qr Seller, or the performance by any of them of its and/or their respective obligations hereunder.

     e.   Consents.  Neither the execution or delivery by Seller of this
          --------
          Agreement nor the consummation by Seller of the transactions contemplated herein require the consent of any entity, person, or governmental agency, except for those consents as listed on Exhibit C.

     f.   No Violation.  Neither the execution or delivery by Seller of this
          ------------
          Agreement nor the consummation of the transactions contemplated herein or therein will: (a) violate any provision of the Articles of Incorporation, Bylaws, or other charter documents of the Company or of Seller which is not a natural person; (b) violate, or constitute a default under, permit the termination or acceleration of the maturity of, or cause the loss of any rights or options under, any contract to which Seller or the Company is a party; (c) require any authorization, consent or approval of, exemption or other action by, or notice to, any party to any contract; (d) result in the creation or imposition of any lien or encumbrance upon any properties or assets of Seller or the Company, or (e) violate any law or order to which any of Seller, Company, or any of their respective properties is subject.

     g.   No Adverse Litigation.  Neither Seller nor the Company is a party to
          ---------------------
          any pending litigation which seeks to enjoin or restrict Seller's ability to sell or transfer the Shares of the Company hereunder, nor is any such litigation threatened against Seller.

     h.   No Broker.  No broker or finder has acted for Seller or the Company in
          ---------
          connection with this Agreement or the transactions contemplated herein.

7.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER REGARDING THE SHAMS
     -----------------------------------------------------------------

     Seller represents and warrants to Buyer that:

     a.   Title to the Shares of the Company.  Seller has good and marketable
          ----------------------------------
          title to the Shares of the Company to be transferred to Buyer, and upon consummation of the purchase and exchange contemplated herein, Buyer will acquire from Seller good and marketable title to all of the Issued Shares of the Company, free and clear of all hens and encumbrances, except as otherwise noted herein.

     b.   Securities Laws.  Seller has obtained all necessary permits and other
          ---------------
          authorizations or orders of exemption as may be necessary or appropriate under any and all applicable state and federal securities laws and regulations with respect to the transactions contemplated herein with respect to the Issued Shares of the Company.

     c.   Title to Shares of the Company.  Upon the consummation of the purchase
          ------------------------------
          contemplated herein, Buyer will acquire from Seller good and marketable title to all of the Issued Shares of the Company, free and clear of all hens and encumbrances, except as otherwise noted herein.

8.   REPRESENTATIONS AND WARRANTIES OF SELLER-REGARDING THE COMPANY
     --------------------------------------------------------------

     Seller represents and wan-ants that:

     a.   Capitalization.  The authorized capital stock of the Company consists
          --------------
          solely of the Authorized Shares of the Company described in Subparagraph 2.a. of the Basic Provisions. The Seller owns all of the Issued Shares of the Company described in Subparagraph 2.b. of the Basic Provisions. The Issued Shares of the Company have been duly authorized, and validly issued, fully paid and are non-assessable, in compliance with applicable securities and other federal and state laws, and except for such Issued Shares of the Company, there are no shares of capital stock or other securities or other equity interests of the Company which have been issued by the Company. There are no outstanding agreements, commitments, rights of any character entitling any person or entity to purchase or otherwise acquire any such securities or other equity interests of any character of the Company.

     b.   Corporate Records.  The minute books and stock record book of the
          -----------------
          Company, made available or to be made available to Buyer for its examination pursuant to the provisions of this Agreement are accurate and complete in all respects.

     c.   Subsidiaries.  The Company has no subsidiaries except as set forth in
          ------------
          Paragraph (c) of Exhibit C.

     d.   No Undisclosed Liabilities.  Except for (i) those liabilities
          --------------------------
          specifically reflected or reserved against on the Financial Statements, (ii) those current liabilities for trade or business obligations incurred since the end of the period which the latest Financial Statement delivered to Buyer covers in connection with the purchase of goods or services in the ordinary course of business and consistent with past practices, (none of which is, individually or in the aggregate, material and none of which is for breach of contract, breach of warranty, tort or infringement), or (iii) those liabilities otherwise disclosed in Paragraph (d) of Exhibit C (none of which liabilities is for breach of contract, breach of warranty, tort or infringement), the Company has not as of the date hereof, any direct or indirect indebtedness, liabilities, claims, losses, damages, deficiencies, obligations or responsibilities, known or unknown, liquidated or unliquidated, accrued, absolute, contingent or otherwise, and whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, which individually or in the aggregate are material to the condition (financial or otherwise), assets, liabilities, business, operations or prospects of the Company.

     e.   Contracts.  Exhibit C, Paragraph (e) sets forth a true and correct
          ---------
          list of all contracts over five thousand dollars ($5,000.00) to which the Company is a party. Except as disclosed on Exhibit C, no contracting party to any such contract is now in material breach thereof or has breached the same in any material respect within the 12-month period prior to the date hereof and each contract is in full force and effect.

     f.   Books and Records.  The Company will furnish or make available to
          -----------------
          Buyer for its examination the following, each of which is, and will be maintained as to remain until the Closing, accurate and complete in all material respects:

          (1) copies of the charter documents of the Company as in effect on the date hereof,

          (2) the minute books of the Company containing all proceedings, consents, actions and meetings of its shareholders and Board of Directors;

          (3) copies of all correspondence with governmental agencies relating to the Company.

     g.   Officers, Directors and Shareholders of the Company.  Exhibit C,
          ---------------------------------------------------
          Paragraph (g) contains an accurate list of all of the shareholders, incumbent officers and directors of Seller which is not a natural person.

     h.   Full Disclosure.  All documents and other papers delivered to Buyer by
          ---------------
          or on behalf of Seller in connection with this Agreement and the transactions contemplated herein are accurate, complete and authentic. Furthermore, the information furnished to Buyer by or on behalf of Seller or the Company in connection with this Agreement and the transactions contemplated herein does not contain any untrue statement of a material fact and does not omit to state any material fact necessary to make the statements made, in the context in which they are made, not false or misleading.

     i.   Subscribers.  Except as set forth in Paragraph (i) of Exhibit C, all
          -----------
          Subscribers are fully paid and in good standing subscribers of the Company's Internet access services as of the applicable date, on the terms and conditions of the Company's standard Subscription Agreement which has been heretofore delivered to Buyer. Except as set forth Paragraph (i) of Exhibit C, no Subscriber has made any claim against Company on account of the services provided to such Subscriber or such Subscription Agreement, except for claims which in the aggregate total less than $5,000.

     j.   Absence of Certain Changes.  Except as indicated on Exhibit C,
          --------------------------
          Paragraph 0), since the end of the period covered by the most recent Financial Statements delivered to Buyer, the Company has conducted its business only in the ordinary course consistent with past practice an has pd no event occurred which, in any case, or in the aggregate, has had or could reasonably be expected to have a material adverse effect upon the Company's financial or business condition, assets, liabilities, operations or prospects, or its ability to consummate the transactions contemplated herein. The Company has not taken or omitted to take any action which would have the effect of making any of the representations and warranties of Seller untrue if the likely effect of such action or omission occurred as of on the date of this Agreement.

     k.   Tax Matters.  The Company has filed all tax returns which it is
          -----------
          required to file in a timely manner and has paid or provided for the payment of all taxes due and owing by it and has paid or provided for the payment of all deficiencies or other assessments of taxes, interest and penalties owed by it. There is no assertion by any taxing authorities which, if true, would be inconsistent with this representation or warranty. No tax audit is in progress or threatened. All tax returns fully and accurately reflect the Company's liability for taxes. The provisions for taxes in the Financial Statements are My adequate and correct. The Company has not filed any consent or waiver with any taxing authority. The Company has delivered to Buyer true and correct copies of all tax returns for the last five fiscal years or such shorter period during which the Company has been conducting business.

     l.   Compliance with Laws, Governmental Matters.  The Company has complied
          ------------------------------------------
          with all laws and regulations applicable to it and no material capital expenditure will be required for continued compliance. The Company has all licenses and permits required for the lawful conduct of its business. The Company is and has been in compliance with the conditions of all such licenses and permits and no proceeding or litigation is pending with respect to the Company's compliance with laws or regulations, including without limitation, with respect to any such license or permit.

          Neither the Company nor any of its properties has ever been or is now in violation of an applicable environmental laws or regulations and the Company has and is in compliance with all licenses and permits required under applicable environmental laws and regulations. There is no proceeding or litigation pending or threatened concerning the Company's compliance with environmental laws or regulations. Neither Company nor Seller has received any claim or demand nor are aware of any facts or circumstances which would give rise to any present or potential liability under any laws or regulations applicable to it, including, without limitation, environmental laws or regulations.

     m.   Litigation.  Except as set forth on Exhibit C, Paragraph (in), the
          ----------
          Company is not a party to any proceeding or litigation of any nature, nor is any proceeding or litigation threatened. Seller has delivered to Buyer all relevant pleadings with respect to the litigation described on Exhibit C. There is no unsatisfied judgment, restraining order, injunction, or other order of any court affecting the Company, its properties, or business. In the conduct of its business, the Company is not violating the intellectual property or other legal rights of any entity or person or committing or omitting any act which would have the probable effect of causing litigation.

     n.   Properties.  The Seller has delivered to Buyer a true and complete
          ----------
          copy of the lease for all premises from which the Company conducts its business, including all amendments thereof. Such leases are in full force and effect in accordance with their terms. Except as set forth on Paragraph (n) of Exhibit C, the Company does not own any real property. The Company has good and marketable title to all real property owned by it, free and clear of any liens or encumbrances except mortgages and trust deeds of record w1iich are fully disclosed in the Financial Statements. There are no disputes concerning such real property. Except as listed on Paragraph (n) of Exhibit C, the Company has good and marketable title to all of the tangible and intangible equipment, machinery and other personal property used in its business ("Property"), free and clear of any lien or encumbrance. All leases for Property listed on Exhibit C are in full force and effect and no default has occurred which is presently uncured under any such leases. There are no disputes concerning any of the Property.

     o.   Compliance with Labor Laws.  The Company is not a party to any
          --------------------------
          employment or collective bargaining agreement. The Company is in compliance with all applicable laws and regulations relating to the employment of labor. The Company has neither presently nor in the past any pension or other formal employee benefit plan or commitment to adopt a plan except for the plans (the "Plans") described on Exhibit C, Paragraph (o). The Company is in compliance with all applicable laws and regulations relating to the Plans and the Company has made all contributions required to be made pursuant to the Plans. No union organizing effort has taken place with respect to the Company and no strike is threatened. There is no claim, proceeding, or lawsuit pending or threatened by any of the Company's employees. No facts or circumstances exist which would be the basis for any claim or dispute relating to the matters described in this Subparagraph.

     p.   Obligations Relating to Employment of Employees.  Except as set forth
          -----------------------------------------------
          on Paragraph (p) of Exhibit C, the Company is not a party to any agreements with any of its employees or consultants, whether written or oral The Company has heretofore delivered to Buyer a true and complete copy of all employment or consulting agreements listed on Exhibit C. All accrued obligations of the Company (including for salaries, vacation and holiday pay, sick pay, bonuses and other forms of compensation) to any of its employees or to any third party relating to the employment d employees by the Company, including all benefits due on account d such employment through the date hereof have been paid or adequate accruals therefor have been made in the Financial Statements. The Company had maintained and paid all premiums due on all insurance policies required to be maintained by it relating to the employment of employees, including workers compensation and health and disability insurance, and no circumstances exist which could cause any retroactive premium adjustments to any insurance contract.

     q.   Insurance.  Exhibit C, Paragraph (q), sets forth a true and correct
          ---------
          list of all policies of insurance maintained by the Company. Such policies are in full force and effect and in compliance with all applicable laws and regulations. The Company is not in default under any of the provisions of any of such policies of insurance. All premiums due have been paid and the Company has not received a notice of cancellation or non-renewal of any such policies.

     r.   Potential Conflicts of Interest.  Except as disclosed on Paragraph (r)
          -------------------------------
          of Exhibit C, neither Seller, nor any other officer, director or key employee of the Company or any member of his/her family or other affiliated person holds any financial or business interest in (i) any of the Company's suppliers or customers, (ii) any agreement to which the Company is a party, or (iii) any real property leased or owned in whole or in party by the Company; or (iv) any Property of the Company.

     s.   Banking Relationships.  Exhibit C, Paragraph (s), contains a true and
          ---------------------
          complete list of each bank or other financial institution in which the Company has an account or safety deposit box and the numbers of such accounts and safety deposit boxes and the names of all authorized signatories on such accounts and safety deposit boxes.

     t.   Contracts.  Exhibit C, Paragraph (t), lists all of the contracts to
          ---------
          which the Company is a party or by which it is bound except for agreements which are terminable without penalty or premium within 30 days and which in the aggregate do not require payment by the Company of more than $5,000. True and complete copies of all contracts listed in Exhibit C have been heretofore delivered to the Buyer.

9.   REPRESENTATIONS AND WARRANTIES ON CLOSING
     -----------------------------------------

     The representations and warranties contained in this Agreement shall be true and complete in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, except as necessarily affected by the transactions contemplated in this Agreement.

10.  COVENANTS OF SELLER
     -------------------

     a.   Corporate Examinations and Investigations.  Prior to the Closing,
          -----------------------------------------
          Buyer shall be entitled to make such investigations and examination of the books, records and financial condition of the Company as Buyer may request. Seller shall furnish Buyer and its representatives during such period with all such information concerning the affairs of the Company as Buyer or its representatives may request and cause the Company's officers, employees, consultants, agents, accountants and attorneys to cooperate fully with Buyer' representatives in connection with such review and examination and to make full disclosure of all information and documents requested by such party and/or its representatives. Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances. Any facts discovered or which could be discovered during such examinations and investigations shall not affect the liability of Seller for the representations and warranties of Seller which are made in this Agreement.

     b.   Cooperation.  The parties agree with each other that they will take
          -----------
          all actions necessary to effectuate and aid the others in effectuating the intent and purpose of this Agreement.

     c.   Litigation.  From the date hereof through the Closing, each party
          ----------
          hereto shall promptly notify the other party of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party.

     d.   Notice of Default.  From the date hereof through the Closing, each
          -----------------
          party hereto shall give to the other party prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of the other party's representations or warranties contained herein.

     e.   Operation of Business.  From the date hereof through the Closing, the
          ---------------------
          Company shall conduct its business only in the ordinary course consistent with past practice.

     f.   Financial Statements.  On or before the Closing Date, the Company
          --------------------
          shall deliver its financial statements for the period between the end of its last fiscal year and a date within 30 days prior to the Closing Date. If any of the prior Financial Statements of the Company have been certified, such new Financial Statement (the "New Financials") shall be certified by its independent certified public accountants. The New Financials of the Company will (a) be prepared in accordance with the books and records of the Company, (b) be prepared in accordance with generally accepted accounting principles; (c) fairly present the Company's financial condition and the results of its operations as of the relevant date thereof and for the period covered thereby; and (d) contain and reflect all necessary adjustments and accruals for a fair presentation of the Company's consolidated financial condition and the consolidated results of its operations for the period covered by the New Financials.

11.  CONDITIONS PRECEDENT TO THE OBLIGATIONS OF EACH PARTY TO CLOSE
     --------------------------------------------------------------

     The obligation of Buyer and Seller to consummate the transactions contemplated herein shall be subject to the fulfillment, at or prior to the Closing, of all of the conditions set forth below in this Section. Seller on the one hand, and Buyer on the other hand, may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Seller or Buyer of any other right or remedy if the other party shall be in default of any of its respective representations, warranties or covenants contained in this Agreement.

     a.   No Action or Proceeding.  No action, suit or proceeding shall have
          -----------------------
          been instituted before any court or governmental body seeking to challenge or restrain the transactions contemplated herein which presents a substantial risk that such transactions will be restrained or that either party hereto may suffer material damages or other relief as a result of consummating such transactions.

     b.   Governmental Approvals.  Any and all permits and approvals from any
          ----------------------
          Authority required for the lawful consummation of the transactions contemplated herein shall have been obtained.

     c.   Consent of Lenders.  The parties shall receive the consent to the
          ------------------
          transactions contemplated by this Agreement from their respective banks or other institutional lenders.

     d.   Seller's Agreements.  Seller, the Company and Buyer shall execute and
          -------------------
          deliver the Non-Competition and Confidentiality Agreements described in Paragraph 6 of the Basic Provisions.

12.  CONDITIONS PRECEDENT TO THE OBLIGATION OF SELLER TO CLOSE
     ---------------------------------------------------------

     The obligation of Seller to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all of the conditions set forth below in this Section. Seller may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Seller of any right or remedy otherwise available to Seller if Buyer shall be in default of any of its representations, warranties or covenants contained in this Agreement.

     a.   Representations and Warranties.  The representations and warranties of
          ------------------------------
          Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except to the extent of any changes therein arising from Buyer's compliance with the provisions of this Agreement

     b.   Performance of Covenants.  Each of the obligations of Buyer to be
          ------------------------
          performed by it on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date,

     c.   Third Party Consents.  All consents, permits and approvals from
          --------------------
          authorities which may be required in connection with the consummation of the transactions contemplated hereby shall have been obtained.

13.  CONDITIONS PRECEDENT TO THE OBLIGATION OF BUYER TO CLOSE
     --------------------------------------------------------

     The obligation of Buyer to consummate the transactions contemplated herein shall be subject to the fulfillment, at or before the Closing Date, of all the conditions set forth below in this Section. Buyer may waive any or all of such conditions in whole or in part without prior notice; provided, however, that no such waiver shall constitute a waiver by Buyer of any right or remedy otherwise available to Buyer, if Seller shall be in default of any of its representations, warranties or covenants contained in this Agreement.

     a.   Representations and Warranties.  The representations and warranties of
          ------------------------------
          Seller contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date except to the extent of any changes therein arising from Seller's compliance with the provisions of this Agreement.

     b.   Performance of Covenants.  Each of the obligations of Seller to be
          ------------------------
          performed by him/her on or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed on or before the Closing Date.

     c.   No Adverse Change.  There shall not have occurred between the date
          -----------------
          hereof and the Closing Date any material adverse change in the condition (financial or otherwise), assets or liabilities (whether absolute, accrued, contingent or otherwise) of the Company or in the ability of Seller to consummate the transactions contemplated herein. Further, no action, suit or proceeding shall have been instituted or threatened by any governmental agency or body which has or may have, in the opinion of Buyer a material adverse effect on the condition (financial or otherwise), assets, properties, business or prospects of the Company and in this regard, the entire risk of any such losses, casualties and other material adverse changes shall be borne by Seller.

     d.   Litigation.  No action, suit or proceeding shall have been instituted
          ----------
          before any court or governmental body or instituted or threatened by any governmental agency or body which has or may have, in the opinion of Buyer a material adverse effect on the assets, properties, business or condition (financial or otherwise) of the Company.

     e.   Certain Agreements and Instruments.  Buyer shall have received at the
          ----------------------------------
          Closing the agreements, documents and instruments to be delivered to Buyer by Seller at the Closing pursuant to this Agreement, and all other obligations referred to in Section 3(b) that are required to be performed by Seller shall have been performed.

     f.   Certificates.  Seller shall deliver Certificates of Good Standing of
          ------------
          the state of incorporation of either Seller or the Company who are not natural persons dated as of a date which is not more than thirty days prior to the Closing Date. The Seller shall also deliver certificates stating that the software and intellectual property licenses, which are held by the Company, are owned free of any liens or encumbrances and are not the subject of any infringement litigation. Such certificates shall contain, as an exhibit attached thereto, a license from the owner of the intellectual property to the Company if the owner is a person or entity other than the Company, granting exclusive and perpetual rights to the use of that intellectual property.

14.  INDEMNIFICATION
     ---------------

     a.   Indemnification by Seller.  Seller shall indemnify, defend and hold
          -------------------------
          Buyer, its shareholders, subsidiaries, officers, directors, employees and representatives, and their respective successors and assigns harmless from and against any and all liability and losses (including attorneys' fees and other legal costs) which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of Seller contained in this Agreement or any agreement or document referred to herein for a period of one (1) year after the Closing date.

     b.   Indemnification by Buyer.  Buyer shall indemnify, defend and hold
          ------------------------
          Seller, and his/her respective spouse, heirs and successors and assigns harmless from and against any and all liability and losses (including attorneys' fees and other legal costs) which may be incurred or suffered by any such party and which may arise out of or result from any breach of any representation, warranty, covenant or agreement of Buyer contained in this Agreement or any agreement or document referred to herein for a period of one (1) year after the Closing date.

15.  TERMINATION REMEDIES; SURVIVAL
     ------------------------------

     a.   Termination Upon Default.  Either party may terminate this Agreement
          ------------------------
          by giving notice to the other on or prior to the Closing Date, without prejudice to any rights or obligations it may have, if, after written notice of the default and the passage of a five (5) day cure period thereafter, the other party has failed in the due and timely performance of any of its covenants or agreements herein contained or there shall have been a breach of the other's warranties and representations herein contained. In any such event the party who is not guilty of the breach may pursue such remedies as are available to it at law or in equity.

     b.   Specific Performance.  The parties acknowledge that the subject matter
          --------------------
          of the transactions contemplated herein is unique and for that reason, among others, the parties hereto will be irreparably damaged in the absence of the consummation of this Agreement. Therefore, in the event of any breach by a party of this

          Agreement, the other party shall have the right, at its election, to obtain an order for specific performance of this Agreement without the need to post a bond or other security' to prove any actual damage or to prove that money damages would not provide an adequate remedy.

     c.   Attorneys' Fees.  If either Buyer or Seller shall bring an action
          ---------------
          against the other by reason of any alleged breach of any covenant, provision or condition hereof, or otherwise arising out of this Agreement, each party shall pay their respective attorneys' fees and court costs and actual expenses provided, however, that the prevailing party shall still be entitled to punitive and compensatory damages as may be awarded as well as any other relief to which it may be entitled.

     d.   Survival of Indemnities, Representations and Covenants.  The
          ------------------------------------------------------
          indemnities, representations and warranties contained in this Agreement shall survive the Closing and continue for the duration of the applicable statute of limitations.

16.  DISPUTE RESOLUTION BY ARBITRATION
     ---------------------------------

     Any dispute among the parties arising out of or relating to this Agreement or any of the documents executed pursuant to Us Agreement, including the question of arbitrability, shall be resolved exclusively through binding arbitration conducted under the Commercial, Arbitration Rules then in effect of the American Arbitration Association. The situs of such arbitration shall be held in Portland, Oregon. The award of the arbitrator in such arbitration shall be enforceable in any court of competent jurisdiction.

17.  MISCELLANEOUS
     -------------

     a.   Modifications and Amendments:  Waivers and Consents.  At any time
          ---------------------------------------------------
          prior to the Closing Date or termination of this Agreement, Seller on the one hand, and Buyer, on the other hand, may, by written agreement:

               (1) extend the time for the performance of any of the obligations or other acts of the other parties hereto;

               (2) waive any inaccuracies in the representations and wan-antics made by the other party contained in this Agreement or any other agreement or document delivered pursuant to this Agreement; and

               (3) waive compliance with any of the covenants or agreements of the other parties contained in this Agreement. However, no such waiver shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits a waiver or consent by or on behalf of any party hereto, such waiver or consent shall be given in writing.

     b.   Entire Agreement.  This Agreement (including the Basic Provisions and
          ----------------
          the exhibits and schedules hereto, including the Disclosure Schedule) and the agreements, documents and instruments to be executed and delivered pursuant hereto or thereto are intended to embody the final, complete and exclusive agreement among the parties with respect to the purchase of the Shares and related transactions; are intended to supersede all prior agreements, understandings and representations written or oral, with respect thereto; and may not be contradicted by evidence of any such prior or contemporaneous agreement, understanding or representation, whether written or oral.

     c.   Governing Law.  This Agreement is to be governed by and construed in
          -------------
          accordance with the laws of the State of Oregon applicable to contracts made and to be performed wholly within such State, without regard to the conflicts of laws principles thereof.

     d.   Severability.  In the event that any provision or any part of any
          ------------
          provision of this Agreement shall be void or unenforceable for any reason whatsoever, then such provision shall be stricken and of no force and effect. However, unless such stricken provision goes to the essence of the consideration bargained for by a party, the remaining provisions of this Agreement shall continue in full force and effect, and to the extent required, shall be modified to preserve their validity.

     e.   No Third Party Rights.  Nothing in this Agreement, whether express or
          ---------------------
          implied, is "intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third party to any party to this Agreement nor shall any provision give any third party any right of subrogation or action over against any party to this Agreement.

                            -END OF STANDARD TERMS-